PRESS RELEASE		FOR IMMEDIATE RELEASE
June 22, 2005		NEW YORK METRO
CONTACT:	MFA Investor Relations 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA’s Stewart Zimmerman
Rings Opening Bell on Toronto Stock Exchange

        MFA Mortgage Investments, Inc. (NYSE: MFA) is pleased to announce that Stewart Zimmerman, MFA’s Chairman, Chief Executive Officer and President, had the honor of ringing the opening bell on the Toronto Stock Exchange this morning to celebrate the initial listing of Adjustable Rate MBS Trust (TSX:ADJ.UN), a newly-formed Canadian investment trust (the “Fund”). MFA Spartan II, LLC, an indirect wholly-owned subsidiary of MFA, acts as investment advisor in connection with the Fund.

        On June 15, 2005, the Fund completed its initial public offering of 5,000,000 trust units in Canada, raising CDN$125 million. The Fund will obtain exposure to the performance of a portfolio primarily consisting of adjustable rate and hybrid mortgage-backed securities guaranteed by an agency of the U.S. Government, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, and other MBS rated “AAA.”

        Stewart Zimmerman commenting on MFA’s investment advisory business said “We are pleased that our first large scale asset management transaction has taken place in the Canadian marketplace. While the yield curve has flattened over the past year and spreads continue to tighten, being able to raise significant capital in a sophisticated marketplace indicates to us that there is investor demand for this type of product outside the United States. We look forward to future offerings in Canada and continued growth in MFA’s asset management business.”

        Claymore Investments, Inc. will be responsible for the management of the Fund. Claymore Investments is a wholly-owned subsidiary of Claymore Group, LLC, a financial services and asset management company based in the Chicago, Illinois area. Claymore Group entities provide supervision, management, servicing or distribution on approximately $10.4 billion in assets.

        MFA seeks primarily to generate income from investment in high-quality ARM-MBS and other assets. At March 31, 2005, approximately 99% of MFA’s assets consisted of MBS guaranteed by an agency of the U.S. Government, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, other MBS rated “AAA” by Standard & Poor’s Corporation, MBS-related receivables and cash.

        When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.